Exhibit 3.2
                                                       -----------


                                             FEDERAL IDENTIFICATION
                                             NO.  04-1465840
                                                  ----------



                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We,   John H. Fisher,  President and
     ---------------

and  David E. Redlick, Clerk
    -----------------

of  Hyde Athletic Industries, Inc.,
   -------------------------------
(Exact name of corporation)

located at 13 Centennial Drive, Centennial Industrial Park, Peabody, MA 01960.
           ------------------------------------------------------------------
          (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

 1
------------------------------
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 21,
                                                                      -------
1998, by vote of:
  --

2,316,015 shares of Class A Common Stock of 2,703,227 shares outstanding,
---------           --------------------    ---------
                 (type, class & series, if any)

         shares of                      of            shares outstanding, and
--------           ---------------------    --------
               (type, class & series, if any)

         shares of                      of            shares outstanding.
-------           --------------------      --------
               (type, class & series, if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

VOTED: That Article 1 of the Articles of Organization of the Corporation be deleted in its entirety and that the following be inserted in lieu thereof:

          1.   The name by which the corporation shall be known is:

                    Saucony, Inc.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


   WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS

    TYPE       NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE

Common:                           Common:


Preferred:                        Preferred:




Change the total authorized to:


   WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS

    TYPE       NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE

Common:                           Common:


Preferred:                        Preferred:










The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                .

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of  May, 1998.
                                            ----        ----    --

/s/ John H. Fisher, President
------------------

/s/ David E. Redlick, Clerk
--------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


          I hereby approve the within Articles of Amendment and, the filing
          fee in the amount of $         having been paid, said articles are
          deemed to have been filed with me this        day of
          19  .


          Effective date:





                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH






                    TO BE FILLED IN BY CORPORATION
                    PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         Donna A. Pace
                         Corporate Paralegal
                         Hale and Dorr LLP
                         60 State Street
                         Boston, MA 02109
                         (617) 526-5179